FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2004

BAD TOYS, INC.

(Exact name of registrant as specified in charter)

NEVADA	0-50059	94-3371514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2344 Woodbridge Avenue, Kingsport, Tennessee 37664

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (423) 247-9560

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported on February 18, 2004 on Form 8-K, on February 4, 2004, Bad Toys, Inc. (the “Company”), through its wholly owned subsidiary, Precision Tricks Customs, Inc. (“Precision Tricks”), a Nevada corporation that was formed on February 4, 2004, acquired and began operating the businesses of Chambers Automotive, Inc. (“Chambers Auto”) and Precision Tricks Customs, Inc. (“Precision”), both Tennessee corporations engaged in the manufacture and sale of custom street rods. Through Precision Tricks, the Company acquired the assets of Chambers Auto and Precision at that time even though the businesses of both Chambers Auto and Precision were financially troubled. As Chambers Auto and Precision each failed to maintain adequate books and records of their respective businesses, Precision Tricks was not able to complete all of the documentation contemplated by the Asset Purchase Agreement executed among the Company, Chambers Auto, Precision and the sole shareholder of Chambers Auto and Precision (and subsequently assigned by the Company to Precision Tricks). Nevertheless, the Company and Precision Tricks believe that Precision Tricks has legally acquired the assets of the businesses pursuant to the terms of the Asset Purchase Agreement and a bill of sale.

In connection with the above referenced acquisitions, pursuant to a Real Property Purchase and Sale Agreement Precision Tricks was to acquire from the sole shareholder of each of Chambers Auto and Precision the real property and manufacturing facility previously used by Chambers Auto and Precision in their street rod business, which was the same facility being used by Precision Tricks to operate the businesses. The acquisition of the real property, however, did not occur. Chambers Auto, Precision and the sole shareholder of Chambers Auto and Precision then filed a lawsuit in the Circuit Court for Cheatham County, Tennessee at Ashland City (Case # 5540) against the Company and the majority shareholder of the Company, alleging among other things breach of the Asset Purchase Agreement, and seeking specific performance of the Asset Purchase Agreement and damages. The Company and its majority shareholder have filed a counter claim seeking, among other things, specific performance of Asset Purchase Agreement and the Real Property Purchase Agreement. As of the date of this report, the claims are pending, and neither Precision Tricks nor the Company is operating the acquired businesses.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

A copy of the Asset Purchase Agreement, dated February 4, 2004, among the Company, Chambers Auto, Precision and the sole shareholder of Chambers Auto and Precision, as amended, is being filed herewith as Exhibit 99.1. The Schedules to the Asset Purchase Agreement have been omitted. The Schedules were never completed by the parties to the Asset Purchase Agreement.

A copy of the Real Property Purchase and Sale Agreement, executed on or about February 18, 2004, between the Company and the majority shareholder of Chambers Auto and Precision in his individual capacity, if being filed herewith as Exhibit 99.2.

The financial statements and pro forma financial information required by Item 7 in connection with the Company’s initial report on Form 8-K filed on February 18, 2004 are not included in this report. Due to the above described litigation in connection with the transaction and the fact the neither the Company nor Precision Tricks is operating the businesses as of the date of this report, the Company is unable to file the required financial statements and pro forma information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAD TOYS, INC.

Dated: April 22, 2004	By:	/s/ Larry N. Lunan
	Name:	Larry N. Lunan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Asset Purchase Agreement, dated February 4, 2004, as amended

99.2	Real Property Purchase and Sale Agreement